Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2016

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2016
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2016 Earnings Press Release	1
Additional Disclosures	8

Overview
Summary Financial Results and Ratios	9

Consolidated and Combined Financial Statements
Consolidated Balance Sheets	10
Consolidated and Combined Statements of Income	11

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	12
Earnings Before Interest, Taxes, Depreciation and Amortization	13
Consolidated Statements of Funds from Operations	14
Market Capitalization, Debt Ratios and Liquidity	15
Additional Disclosures	16

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	17
Leasing Activity	18
Retail Portfolio Lease Expiration Schedules	19

Property Data
Property Status Report	21
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary and Maturity Schedule	29

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2016 Operating Results

NEW YORK, NY, May 4, 2016 - Urban Edge Properties (NYSE:UE) (the "Company") announced today its financial results for the three months ended March 31, 2016.

Highlights of the Quarter include:

•	Generated Recurring Funds from Operations of $32.4 million, or $0.31 per diluted share

•	Generated Funds from Operations ("FFO") of $33.5 million, or $0.32 per diluted share which includes $1.2 million of tenant bankruptcy settlement income

•
Net income attributable to common shareholders was $18.6 million, or $0.19 per diluted share. A reconciliation of net income attributable to common shareholders to FFO and the reconciling components to Recurring FFO are provided in the tables accompanying this press release

•
Same-property Net Operating Income (“NOI”) increased by 2.4% as compared to the first quarter of 2015 due to new rent commencements from higher occupancy and contractual rent increases. Same-property NOI excludes $1.2 million of tenant bankruptcy settlement income received during the quarter

•
Same-property NOI including properties in redevelopment increased by 1.8% for the first quarter of 2016 as compared to the first quarter in 2015. The expected loss of rents from former anchor tenants at Walnut Creek and Bruckner negatively impacted this result. New anchor tenants at Walnut Creek and Bruckner are expected to open in the fourth quarter of this year and the latter half of 2017, respectively. A reconciliation of income before income taxes to same-property NOI is provided in the tables accompanying this press release

•	Same-property retail portfolio occupancy increased by 50 basis points to 97.0% as compared to March 31, 2015 and decreased by 20 basis points as compared to December 31, 2015

•	Consolidated retail portfolio occupancy increased by 20 basis points to 96.0% as compared to March 31, 2015 and decreased by 20 basis points as compared to December 31, 2015

•
Executed new leases and renewals and exercised options totaling 168,000 square feet in 26 transactions. Same-space leases totaled 130,000 square feet at an average rental rate of $21.84 per square foot and an average rent spread of 22.0% from prior cash rents

Development, Redevelopment and Anchor Repositioning:
During the quarter, the Company completed the expansion of Home Depot in Freeport, NY and opened Panera Bread in East Hanover, NJ, for a total investment of $0.6 million. These two projects are expected to increase net operating income by $1.0 million annually upon stabilization, representing a 167% return on invested capital.

The Company commenced redevelopment on two projects during the quarter including recapturing a 38,900 square foot anchor box in Towson, MD and constructing a new building for Verizon in Turnersville, NJ. The Company expects to invest $9.1 million in these projects and generate a 13% incremental return.

As of March 31, 2016, the Company had approximately $131.0 million of active development, redevelopment and anchor repositioning projects underway of which $92.8 million remains to be funded. The Company expects to generate a 12% unleveraged return on these projects.

The Company continues to focus on its development and redevelopment pipeline, which includes an additional $172.0-$200.0 million of planned expansions and renovations expected to be completed over the next several years. The Company projects an unleveraged return of approximately 8% on these projects.

Balance Sheet Highlights:
At March 31, 2016:

•
Total market capitalization (including debt and equity) was approximately $4.0 billion comprised of 105.7 million shares of common shares outstanding (on a fully diluted basis) valued at $2.7 billion and $1.2 billion of debt

•	The ratio of net debt (net of cash) to total market capitalization was 27.1%

•
Net debt to annualized Adjusted Earnings before interest, tax, depreciation and amortization ("EBITDA") was 5.8x. A reconciliation of net income to EBITDA and Adjusted EBITDA are provided in the tables accompanying this press release

•	The Company had approximately $162.4 million of cash and cash equivalents and no amounts drawn on its $500.0 million revolving credit facility

Asset Disposition:
In March 2016, the Company executed a contract for the sale of a shopping center located in Waterbury, CT for $21.6 million, which is expected to be completed in the second quarter of 2016. This sale will be executed pursuant to a reverse Section 1031 exchange using the acquisition of the property in Queens, NY, completed in December 2015.

Non-GAAP Financial Measures
The Company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on FFO, "Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." The Company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The Company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company uses NOI, which is a non-GAAP financial measure, internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income.
In this release, the Company has provided NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared. Information on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when a property is considered to be a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan and is expected to have a significant impact on property operating income based on the retenanting that is occurring. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally the first full year in which the property is 90% leased. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided NOI on a same-property basis adjusted to include redevelopment properties. The Company calculates same-property NOI using operating income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs and as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA as opposed to income before income taxes in various ratios, provides a meaningful performance measure as it relates to the Company's ability to meet various coverage tests for the stated periods.
FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the Company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. The Company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and Adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Recurring FFO

The following table reflects the reconciliation of FFO and Recurring FFO to net income attributable to common shareholders, the most directly comparable GAAP measure, for the three months ended March 31, 2016.

Three Months Ended March 31, 2016
(in thousands)
Net income attributable to common shareholders	$18,638
Adjustments:
Rental property depreciation and amortization	13,755
Limited partnership interests in operating partnership	1,154
FFO Applicable to diluted common shareholders	33,547
FFO per diluted common share(1)	0.32

Tenant bankruptcy settlement income	(1,150)
Transaction costs	50
Recurring FFO Applicable to diluted common shareholders	$32,447
Recurring FFO per diluted common share(1)	$0.31

Weighted average diluted common shares(1)	105,649
(1) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the period presented is higher than the GAAP weighted average diluted shares as a result of the dilutive impact of the 6.2 million Operating Partnership and LTIP units which are redeemable into our common shares. These redeemable units are not included in the weighted average diluted share count for the period presented for GAAP purposes because their inclusion is anti-dilutive.

FFO and Recurring FFO are non-GAAP financial measures. The Company believes that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The Company believes that Recurring FFO provides additional comparability between historical financial periods. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Income before Income Taxes to NOI and Same-Property NOI

The following table reflects the reconciliation of NOI and same-property NOI (with and without redevelopment) to income (loss) before income taxes, the most directly comparable GAAP measure, for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
(Amounts in thousands)	2016	2015
Income (loss) before income taxes	$20,124	$(11,476)
Interest income	(167)	(11)
Interest and debt expense	13,429	15,169
Operating income	33,386	3,682
Depreciation and amortization	13,915	13,732
General and administrative expense	6,720	12,326
Transaction costs	50	21,859
Subtotal	54,071	51,599
Less: non-cash rental income	(2,142)	(2,049)
Add: non-cash ground rent expense	331	349
NOI	52,260	49,899
Adjustments:
NOI related to properties being redeveloped	(3,974)	(4,139)
Tenant bankruptcy settlement income	(1,150)	(1,260)
Management and development fee income from non-owned properties	(455)	(535)
NOI related to properties acquired, disposed, or in foreclosure	(431)	(110)
Environmental remediation costs	—	1,379
Other	52	—
Subtotal adjustments	(5,958)	(4,665)
Same-property NOI	$46,302	$45,234
Adjustments:
NOI related to properties being redeveloped	3,974	4,139
Same-property NOI including properties in redevelopment	$50,276	$49,373

NOI and same-property NOI are non-GAAP financial measures. The Company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
(Amounts in thousands)	2016	2015
Net income (loss)	$19,788	$(12,017)
Depreciation and amortization	13,915	13,732
Interest and debt expense	13,429	15,169
Income tax expense	336	541
EBITDA	47,468	17,425
Adjustments for Adjusted EBITDA:
Tenant bankruptcy settlement income	(1,150)	(1,260)
Transaction costs	50	21,859
One-time equity awards related to the spin-off	—	7,143
Environmental remediation costs	—	1,379
Adjusted EBITDA	$46,368	$46,546

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” above.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 84 properties totaling 14.9 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2015.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of March 31, 2016

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward Looking Statements
For additional information regarding non-GAAP financial measures and forward looking statements, please see pages 3 and 7 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three months ended March 31, 2016 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended
	March 31, 2016
Summary Financial Results
Total revenue	$83,068
General & administrative expenses (G&A)	$6,720
Adjusted EBITDA(7)	$46,368
Net income attributable to common shareholders	$18,638
Earnings per diluted share	$0.19
Funds from operations (FFO)	$33,547
FFO per diluted share	$0.32
Recurring FFO	$32,447
Recurring FFO per diluted share	$0.31
Total dividends paid per share	$0.20
Stock closing price low-high range	$22.22 to $25.99
Weighted average diluted shares used in EPS computations(1)	99,363
Weighted average diluted shares used in FFO computations(1)	105,649

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	84 / 83
Gross leasable area (GLA) sf - retail portfolio(3)(5)	13,909,000
Weighted average annual rent psf - retail portfolio(3)(5)	$16.85
Consolidated occupancy at end of period	94.9%
Consolidated retail portfolio occupancy at end of period(5)	96.0%
Same-property retail portfolio occupancy at end of period(5)(2)	97.0%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	95.4%
Same-property NOI growth - cash basis(2)	2.4%
Same-property NOI growth, including redevelopment properties	1.8%
Cash NOI margin - Total portfolio	64.0%
Expense recovery ratio - Total portfolio	94.5%
New, renewal and option rent spread - cash basis	22.0%
Net debt to total market capitalization(6)	27.1%
Net debt to Adjusted EBITDA(6)	5.8	x
Adjusted EBITDA to interest expense(7)	3.6	x
Adjusted EBITDA to fixed charges(7)	2.6	x

(1) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the period presented is higher than the GAAP weighted average diluted shares as a result of the dilutive impact of the 6.2 million units of limited partnership interests in the operating partnership which are redeemable for our common shares. These redeemable units are not included in the weighted average diluted share count for GAAP purposes for the period presented because their inclusion is anti-dilutive.
(2) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.21.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 15.
(7) See computation on page 13.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2016 (unaudited) and December 31, 2015
(in thousands)

	March 31,	December 31,
	2016	2015
ASSETS
Real estate, at cost:
Land	$382,513	$389,080
Buildings and improvements	1,613,510	1,630,539
Construction in progress	94,506	61,147
Furniture, fixtures and equipment	3,891	3,876
Total	2,094,420	2,084,642
Accumulated depreciation and amortization	(519,775)	(509,112)
Real estate, net	1,574,645	1,575,530
Cash and cash equivalents	162,354	168,983
Cash held in escrow and restricted cash	8,081	9,042
Tenant and other receivables, net of allowance for doubtful accounts of $2,061 and $1,926, respectively	9,306	10,364
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $181 and $148, respectively	89,046	88,778
Identified intangible assets, net of accumulated amortization of $22,781 and $22,090, respectively	33,262	33,953
Deferred leasing costs, net of accumulated amortization of $13,503 and $12,987, respectively	18,479	18,455
Deferred financing costs, net of accumulated amortization of $887 and $709, respectively	2,661	2,838
Prepaid expenses and other assets	10,160	10,988
Total assets	$1,907,994	$1,918,931

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,230,349	$1,233,983
Identified intangible liabilities, net of accumulated amortization of $67,117 and $65,220, respectively	152,958	154,855
Accounts payable and accrued expenses	39,508	45,331
Other liabilities	13,702	13,308
Total liabilities	1,436,517	1,447,477
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,381,500 and 99,290,952 shares issued and outstanding, respectively	994	993
Additional paid-in capital	476,227	475,369
Accumulated deficit	(39,638)	(38,442)
Noncontrolling interests:
Redeemable noncontrolling interests	33,541	33,177
Noncontrolling interest in consolidated subsidiaries	353	357
Total equity	471,477	471,454
Total liabilities and equity	$1,907,994	$1,918,931

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the three months ended March 31, 2016 and 2015 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
REVENUE
Property rentals	$58,929	$57,586
Tenant expense reimbursements	22,507	24,303
Management and development fees	455	535
Other income	1,177	1,359
Total revenue	83,068	83,783
EXPENSES
Depreciation and amortization	13,915	13,732
Real estate taxes	13,249	12,824
Property operating	12,859	16,523
General and administrative	6,720	12,326
Ground rent	2,538	2,514
Transaction costs	50	21,859
Provision for doubtful accounts	351	323
Total expenses	49,682	80,101
Operating income	33,386	3,682
Interest income	167	11
Interest and debt expense	(13,429)	(15,169)
Income (loss) before income taxes	20,124	(11,476)
Income tax expense	(336)	(541)
Net income (loss)	19,788	(12,017)
Less (net income) loss attributable to noncontrolling interests in:
Operating partnership	(1,154)	560
Consolidated subsidiaries	4	(6)
Net income (loss) attributable to common shareholders	$18,638	$(11,463)

Earnings (loss) per common share - Basic:	$0.19	$(0.12)
Earnings (loss) per common share - Diluted:	$0.19	$(0.12)
Weighted average shares outstanding - Basic	99,265	99,248
Weighted average shares outstanding - Diluted	99,363	99,248

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three months ended March 31, 2016 and 2015
(in thousands)

	Three Months Ended March 31,		Percent Change
	2016	2015
Total cash NOI(1)
Total revenue	$79,281	$79,920	(0.8)%
Total property operating expenses	(28,574)	(30,436)	(6.1)%
Cash NOI - total portfolio	$50,707	$49,484	2.5%

NOI margin (NOI / Total revenue)	64.0%	61.9%

Same-property cash NOI(2)
Property rentals	$51,208	$49,933
Tenant expense reimbursements	20,740	22,657
Percentage rent	266	371
Total revenue	72,214	72,961	(1.0)%
Real estate taxes	(12,292)	(11,908)
Property operating	(11,156)	(13,319)
Ground rent	(2,206)	(2,165)
Provision for doubtful accounts(4)	(258)	(335)
Total property operating expenses	(25,912)	(27,727)	(6.5)%
Same-property cash NOI(3)	$46,302	$45,234	2.4%

NOI related to properties being redeveloped	$3,974	$4,139
Same-property cash NOI including properties in redevelopment	$50,276	$49,373	1.8%

Same-property physical occupancy(3)	95.4%	94.9%
Same-property leased occupancy(3)	97.0%	96.5%
Number of properties included in same-property analysis	78

(1) Total revenue includes cash received from tenant bankruptcy settlements and lease termination fees and excludes management and development fee income and non-cash amounts. Property operating expense amounts have been adjusted to exclude non-cash amounts.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and properties acquired, sold, or are in the foreclosure process during the periods being compared. Same-property occupancy includes dark and paying tenants.

(4)	Excludes $0.1 million of bad debt expense related to non-cash straight-line rents for the three months ended March 31, 2016. No such reserve was recorded for the three months ended March 31, 2015.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three months ended March 31, 2016 and 2015
(in thousands)

	Three Months Ended March 31,
	2016		2015
Net income (loss)	$19,788		$(12,017)
Depreciation and amortization	13,915		13,732
Interest expense	12,770		14,485
Amortization of deferred financing costs	659		684
Income tax expense	336		541
EBITDA	47,468		17,425
Adjustments for Adjusted EBITDA:
Tenant bankruptcy settlement income	(1,150)		(1,260)
Transaction costs	50		21,859
One-time equity awards related to the spin-off	—		7,143
Environmental remediation costs	—		1,379
Adjusted EBITDA	$46,368		$46,546

Interest expense	$12,770		$14,485

Adjusted EBITDA to interest expense	3.6	x	3.2	x

Fixed charges
Interest and debt expense(1)	$13,429		$15,169
Scheduled principal amortization	4,130		3,687
Total fixed charges	$17,559		$18,856

Adjusted EBITDA to fixed charges	2.6	x	2.5	x

(1) Includes amortization of deferred financing costs

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
For the three months ended March 31, 2016 and 2015
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net income (loss) attributable to common shareholders	$18,638	$(11,463)
Adjustments:
Rental property depreciation and amortization	13,755	13,538
Limited partnership interests in operating partnership(1)	1,154	(560)
FFO Applicable to diluted common shareholders	33,547	1,515
FFO per diluted common share(2)	0.32	0.01
Adjustments for Recurring FFO:
Tenant bankruptcy settlement income	(1,150)	(1,260)
Transaction costs	50	21,859
One-time equity awards related to the spin-off	—	7,143
Environmental remediation costs	—	1,379
Debt restructuring expenses	—	1,034
Recurring FFO Applicable to diluted common shareholders	$32,447	$31,670
Recurring FFO per diluted common share(2)	$0.31	$0.30

Weighted Average diluted common shares(2)	105,649	105,170
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and Recurring FFO applicable to diluted common shareholders calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the periods presented are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of the 6.2 million and 6.1 million LTIP and OP units which are redeemable into our common stock for the quarters ended March 31, 2016 and 2015, respectively. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2016
(in thousands, except share data)

	March 31, 2016
Closing market price of common shares	$25.84
Common stock shares
Basic common shares	99,269,181
Diluted common shares:
OP and LTIP units	6,150,224
Unvested restricted common shares and OPP units	270,635
Diluted common shares	105,690,040

Equity market capitalization	$2,731,031

Total consolidated debt(2)	$1,239,842
Cash and cash equivalents	(162,354)
Net debt	$1,077,488

Net Debt to Adjusted EBITDA(1)	5.8	x

Total consolidated debt(2)	$1,239,842
Equity market capitalization	2,731,031
Total market capitalization	$3,970,873

Net debt to total market capitalization at applicable market price	27.1%

Gross real estate investments, at cost(3)	$2,090,529

Net debt to gross real estate investments	51.5%

(1) Adjusted EBITDA for the period has been annualized.
(2) Total consolidated debt excludes unamortized debt issuance costs.
(3) Excludes Furniture, fixtures and equipment.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended March 31,
	2016	2015
Certain non-cash items:
Straight-line rental income(1)	$301	$83
Amortization of below-market lease intangibles, net(1)	1,875	1,986
Straight-line ground rent expense(2)	(88)	(106)
Amortization of below-market lease intangibles, lessee(2)	(243)	(243)
Amortization of deferred financing costs(4)	(659)	(684)
Capitalized interest	518	—
Share-based compensation expense(3)	(1,297)	(7,441)

Capital expenditures:(5)
Development and redevelopment costs	$9,755	$3,597
Maintenance capital expenditures	560	1,888
Leasing commissions	604	354
Tenant improvements and allowances	1,557	77
Total capital expenditures	$12,476	$5,916

	March 31, 2016	December 31, 2015
Prepaid expenses and other assets:
Prepaid expenses	$7,723	$8,521
Other assets	2,437	2,467
Total prepaid expenses and other assets	$10,160	$10,988

Other Liabilities:
Deferred ground rent expense	$6,126	$6,038
Deferred tax liability, net	3,620	3,607
Other	3,956	3,663
Total other liabilities	$13,702	$13,308

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$15,112	$16,097
Accrued capital expenditures and leasing costs	7,329	10,261
Other	17,067	18,973
Total accounts payable and accrued expenses	$39,508	$45,331
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated and combined statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated and combined statements of income.
(3) Amounts included in the financial statement line item "General and Administrative" in the consolidated and combined statements of income. Includes $7.1 million of one-time expenses associated with the issuance of LTIP awards during the three months ended March 31, 2015.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated and combined statements of income.
(5) Amounts are reported on a GAAP basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2016

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	Weighted average annual rent per square foot	Average remaining term of ABR(1)
The Home Depot	7	920,226	6.2%	$15,801,538	7.1%	$17.17	15.3
Wal-Mart/Sam's Wholesale	9	1,438,730	9.7%	10,726,552	4.8%	7.46	9.8
The TJX Companies, Inc.	15	542,522	3.7%	8,683,212	3.9%	16.01	5.6
Lowe's	6	976,415	6.6%	8,575,004	3.8%	8.78	11.5
Stop & Shop / Koninklijke Ahold NV	9	655,618	4.4%	7,949,895	3.6%	12.13	7.5
Best Buy & Co	7	312,952	2.1%	6,857,402	3.1%	21.91	8.0
Kohl's	8	716,345	4.8%	6,713,770	3.0%	9.37	5.6
ShopRite	5	336,612	2.3%	5,421,307	2.4%	16.11	7.6
BJ's Wholesale Club	4	454,297	3.1%	5,278,625	2.4%	11.62	10.6
Sears Holdings, Inc. (Sears and Kmart)	4	547,443	3.7%	5,154,142	2.3%	9.41	19.9
PetSmart, Inc.	9	235,309	1.6%	5,133,861	2.3%	21.82	4.5
Toys "R" Us	7	285,858	1.9%	3,685,514	1.7%	12.89	6.1
Staples, Inc.	8	167,554	1.1%	3,612,769	1.6%	21.56	3.5
Target	2	297,856	2.0%	3,448,666	1.5%	11.58	16.0
Whole Foods	2	100,682	0.7%	3,365,570	1.5%	33.43	11.7
Century 21	1	156,649	1.1%	3,085,619	1.4%	19.70	10.8
LA Fitness	4	181,342	1.2%	3,085,085	1.4%	17.01	11.4
Dick's Sporting Goods	3	151,136	1.0%	2,971,814	1.3%	19.66	2.8
Petco	8	132,210	0.9%	2,350,616	1.1%	17.78	5.0
24 Hour Fitness	1	53,750	0.4%	2,289,750	1.0%	42.60	15.8
National Wholesale Liquidator	1	171,216	1.2%	2,140,019	1.0%	12.50	6.8
Bed Bath & Beyond	4	143,973	1.0%	1,874,970	0.8%	13.02	4.8
The Gap, Inc.	5	67,768	0.5%	1,848,313	0.8%	27.27	4.7
Sleepy's	11	61,879	0.4%	1,738,693	0.8%	28.10	4.8
REI	2	48,237	0.3%	1,668,840	0.7%	34.60	4.4

Total/Weighted Average	142	9,156,579	61.9%	$123,461,546	55.3%	$13.48	9.5

(1) In years, excluding tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent ("ABR").

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis other than tenants in a free rent period which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three months ended March 31, 2016

Category	Total Leases	Total Sq. Ft.	Same Space Leases	Same Space Sq. Ft.	Prior Rent PSF	New Rent PSF	Rent Spread	Same Space TIs PSF(1)	Same Space Avg Term
Three months ended March 31, 2016									(years)
New Leases	10	51,280	4	13,262	$29.07	$57.95	99.3%	$9.43	10.3
Renewals & Options	16	116,261	16	116,261	16.62	17.72	6.6%	—	5.0
Totals/Average	26	167,541	20	129,523	$17.90	$21.84	22.0%	$0.97	5.6

(1) Includes both tenant improvements and landlord contributions.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2016

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	13,000	0.1%	$27.79	11	24,000	1.2%	$53.25	12	37,000	0.3%	$44.31
2016(3)	3	69,000	0.6%	14.19	43	100,000	4.8%	40.31	46	169,000	1.2%	29.64
2017	9	282,000	2.4%	16.66	72	211,000	10.2%	34.24	81	493,000	3.5%	24.19
2018	21	1,011,000	8.6%	10.56	52	140,000	6.7%	45.80	73	1,151,000	8.3%	14.84
2019	27	973,000	8.2%	17.81	76	223,000	10.8%	40.15	103	1,196,000	8.6%	21.97
2020	29	1,115,000	9.4%	15.89	53	180,000	8.7%	41.40	82	1,295,000	9.3%	19.43
2021	23	706,000	6.0%	16.45	49	150,000	7.2%	34.53	72	856,000	6.2%	19.62
2022	17	916,000	7.7%	10.95	34	99,000	4.8%	36.77	51	1,015,000	7.3%	13.47
2023	16	986,000	8.3%	16.89	30	105,000	5.1%	34.66	46	1,091,000	7.8%	18.60
2024	23	1,224,000	10.3%	11.27	34	128,000	6.2%	23.72	57	1,352,000	9.7%	12.45
2025	6	450,000	3.8%	13.87	32	94,000	4.5%	35.78	38	544,000	3.9%	17.65
2026	7	543,000	4.6%	8.88	34	140,000	6.7%	24.25	41	683,000	4.9%	12.03
Thereafter	41	3,329,000	28.1%	14.09	29	146,000	7.0%	31.83	70	3,475,000	25.0%	14.84
Subtotal/Average	223	11,617,000	98.1%	$13.93	549	1,740,000	83.9%	$35.76	772	13,357,000	96.0%	$16.77
Vacant	11	219,000	1.9%	N/A	116	333,000	16.1%	N/A	127	552,000	4.0%	N/A
Total/Average	234	11,836,000	100%	N/A	665	2,073,000	100%	N/A	899	13,909,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.
(3) Remainder of 2016.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.40 per square foot as of March 31, 2016.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of March 31, 2016

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg Annual Base Rent PSF(2)

M-T-M	1	13,000	0.1%	$27.79	11	24,000	1.1%	$53.25	12	37,000	0.3%	$44.31
2016(3)	1	12,000	0.1%	25.70	33	66,000	3.2%	37.10	34	78,000	0.6%	35.35
2017	4	89,000	0.8%	21.28	44	109,000	5.2%	37.21	48	198,000	1.4%	30.05
2018	4	76,000	0.6%	19.60	40	101,000	4.9%	54.32	44	177,000	1.3%	39.41
2019	3	142,000	1.2%	12.39	49	121,000	5.9%	48.69	52	263,000	1.9%	29.16
2020	6	116,000	1.0%	39.24	41	124,000	6.0%	53.01	47	240,000	1.7%	46.35
2021	7	142,000	1.2%	19.90	39	103,000	5.0%	37.25	46	245,000	1.7%	27.19
2022	3	122,000	1.0%	12.80	37	123,000	5.9%	34.44	40	245,000	1.7%	23.66
2023	5	320,000	2.7%	17.47	26	78,000	3.7%	37.07	31	398,000	2.9%	21.31
2024	11	215,000	1.8%	17.59	39	117,000	5.6%	39.28	50	332,000	2.4%	25.23
2025	7	262,000	2.2%	21.23	29	91,000	4.4%	38.13	36	353,000	2.5%	25.59
2026	8	264,000	2.2%	18.41	41	153,000	7.4%	36.73	49	417,000	3.0%	25.13
Thereafter	163	9,844,000	83.2%	19.02	120	530,000	25.6%	41.36	283	10,374,000	74.6%	20.17
Subtotal/Average	223	11,617,000	98.1%	$19.09	549	1,740,000	83.9%	$41.56	772	13,357,000	96.0%	$22.02
Vacant	11	219,000	1.9%	N/A	116	333,000	16.1%	N/A	127	552,000	4.0%	N/A
Total/Average	234	11,836,000	100%	N/A	665	2,073,000	100%	N/A	899	13,909,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.
(3) Remainder of 2016.

Note: Amounts shown in table above includes both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.55 per square foot as of March 31, 2016.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$24.08	—		Best Buy
Vallejo (leased through 2043)(8)	45,000	100.0%	19.26	—		Best Buy
Walnut Creek (1149 South Main Street)(6)	31,000	100.0%	70.00	—		Anthropologie (lease not commenced)
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	74.00	—		Anthropologie

Connecticut:
Newington	189,000	100.0%	9.72	$10,656	(3)	Wal-Mart, Staples
Waterbury	147,000	77.9%	15.87	$13,254	(3)	ShopRite, Goodwill (lease not commenced)

Maryland:
Baltimore (Towson)	155,000	100.0%	16.89	$14,814	(3)	Shoppers Food Warehouse, hhgregg, Staples, HomeGoods, Golf Galaxy
Glen Burnie	121,000	90.4%	9.87	—		Gavigan’s Home Furnishings, Pep Boys
Rockville	94,000	98.1%	24.19	—		Regal Cinemas
Wheaton (leased through 2060)(8)	66,000	100.0%	16.36	—		Best Buy

Massachusetts:
Cambridge (leased through 2033)(8)	48,000	100.0%	21.83	—		PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	$7,875	(3)	Wal-Mart
Milford (leased through 2019)(8)	83,000	100.0%	9.01	—		Kohl’s
Springfield	182,000	100.0%	5.57	$5,432	(3)	Wal-Mart

New Hampshire:
Salem	37,000	100.0%	12.58	—		Babies “R” Us

New Jersey:
Bergen Town Center - East, Paramus	211,000	92.9%	18.08	—		Lowe’s, REI
Bergen Town Center - West, Paramus	960,000	99.4%	31.28	$300,000		Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, Hennes & Mauritz, Bloomingdale’s Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Brick	278,000	95.3%	18.63	$30,303	(3)	Kohl’s, ShopRite, Marshalls
Carlstadt (leased through 2050)(8)	78,000	95.5%	23.38	—		Stop & Shop
Cherry Hill	261,000	97.3%	8.55	$13,151	(3)	Wal-Mart, Toys “R” Us, Maxx Fitness (lease not commenced)
Dover	173,000	94.8%	13.59	$12,475	(3)	ShopRite, T.J. Maxx
East Brunswick	427,000	100.0%	18.66	$34,773	(3)	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	85.3%	19.01	$36,281	(3)	The Home Depot, Dick’s Sporting Goods, Marshalls

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	$4,314	(3)	REI
East Rutherford	197,000	100.0%	12.50	$12,891	(3)	Lowe’s
Eatontown	30,000	73.9%	29.09	—		Petco
Englewood	41,000	64.1%	20.83	$11,537		New York Sports Club
Garfield	195,000	100.0%	13.67	—		Wal-Mart, Marshalls, Petsmart (lease not commenced), Burlington Coat Factory (lease not commenced)
Hackensack	275,000	94.4%	21.55	$38,464	(3)	The Home Depot, Staples, Petco, 99 Ranch (lease not commenced)
Hazlet	95,000	100.0%	3.43	—		Stop & Shop (5)
Jersey City	236,000	100.0%	12.30	$19,232	(3)	Lowe’s, P.C. Richard & Son
Kearny	104,000	98.2%	18.86	—		LA Fitness, Marshalls
Lawnside	147,000	99.3%	14.38	$10,136	(3)	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.50	$10,759	(3)	National Wholesale Liquidators
Lodi (Washington Street)	85,000	83.6%	20.37	—		Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.47	$19,960	(3)	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.08	$16,373	(3)	Kohl’s, ShopRite, PetSmart
Middletown	231,000	100.0%	13.15	$16,477	(3)	Kohl’s, Stop & Shop
Montclair	18,000	100.0%	26.20	$2,495	(3)	Whole Foods Market
Morris Plains	177,000	91.2%	21.47	$20,272	(3)	Kohl’s, ShopRite (5)
North Bergen (Kennedy Boulevard)	62,000	100.0%	13.73	$4,834	(3)	Food Bazaar
North Bergen (Tonnelle Avenue)	410,000	100.0%	20.47	$74,814		Wal-Mart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	206,000	95.3%	9.27	—		Costco, The Tile Shop, La-Z-Boy (lease not commenced)
Paramus (leased through 2033)(8)	63,000	100.0%	42.23	—		24 Hour Fitness
South Plainfield (leased through 2039)(8)	56,000	96.3%	20.53	$4,860	(3)	Staples, Party City
Totowa	271,000	100.0%	16.96	$23,494	(3)	The Home Depot, Bed Bath & Beyond, buy buy Baby, Marshalls, Staples
Turnersville	96,000	100.0%	9.62	—		Haynes Furniture Outlet (The Dump)
Union (2445 Springfield Avenue)	232,000	100.0%	17.85	$27,029	(3)	The Home Depot
Union (Route 22 and Morris Avenue)	276,000	99.4%	18.43	$30,667	(3)	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	96.6%	16.65	$14,294	(3)	BJ’s Wholesale Club
Woodbridge	226,000	84.1%	14.35	$19,596	(3)	Wal-Mart

New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	33.86	—		Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	501,000	78.1%	16.28	—		Kmart, Toys “R” Us
Buffalo (Amherst)	311,000	96.9%	9.19	—		BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness
Commack (leased through 2021)(8)	47,000	100.0%	19.22	—		PetSmart, Ace Hardware
Dewitt (leased through 2041)(8)	46,000	100.0%	22.51	—		Best Buy

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)		Major Tenants
Freeport (240 West Sunrise Highway) (leased through 2040)(8)	44,000	100.0%	20.28	—		Bob’s Discount Furniture
Freeport (437 East Sunrise Highway)	173,000	100.0%	21.95	$20,272	(3)	The Home Depot, Staples
Huntington	204,000	99.7%	14.98	$15,801	(3)	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	92.6%	19.00	—		Stop & Shop
Mount Kisco	189,000	100.0%	16.69	$15,187		Target, Stop & Shop
New Hyde Park (leased through 2029)(8)	101,000	100.0%	20.21	—		Stop & Shop
Oceanside	16,000	100.0%	28.00	—		Party City
Queens(6)	46,000	81.3%	36.99	—
Rochester	205,000	100.0%	3.08	$4,158	(3)	Wal-Mart
Rochester (Henrietta) (leased through 2056)(8)	165,000	94.2%	3.96	—		Kohl’s
Staten Island	165,000	88.8%	23.88	—		Western Beef, Planet Fitness
West Babylon	66,000	92.7%	17.11	—		Best Market, Rite Aid

Pennsylvania:
Allentown	372,000	100.0%	11.77	$28,432	(3)	Burlington Coat Factory, Giant Food, Dick’s Sporting Goods, T.J. Maxx, Petco, BigLots
Bensalem	185,000	100.0%	12.84	$14,112	(3)	Kohl’s, Ross Dress for Less, Staples, Petco
Bethlehem	147,000	94.4%	7.15	$5,302	(3)	Giant Food, Petco
Broomall	169,000	100.0%	10.68	$10,136	(3)	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.41	$6,497	(3)	Wal-Mart
Lancaster	228,000	100.0%	4.68	$5,120	(3)	Lowe’s, Community Aid, Sleepy’s
Springfield (leased through 2025)(8)	41,000	100.0%	20.90	—		PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	204,000	91.8%	12.89	—		Bob’s Discount Furniture, Babies “R” Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(8)	76,000	93.4%	15.86	—		LA Fitness, PetSmart
York	111,000	86.3%	8.75	$4,938	(3)	Ashley Furniture, Tractor Supply Company, Aldi

South Carolina:
Charleston (leased through 2063)(8)	45,000	100.0%	14.19	—		Best Buy

Virginia:
Norfolk (leased through 2069)(8)	114,000	100.0%	7.08	—		BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(8)	38,000	100.0%	43.04	—		Best Buy

Puerto Rico:
Las Catalinas	355,000	93.3%	36.34	$130,000		Kmart, Sears (not owned)
Montehiedra(6)	542,000	93.0%	18.32	$118,375		Kmart, The Home Depot, Marshalls, Caribbean Theatres, Tiendas Capri, Nike Factory Store

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2016
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased (1)	Weighted Average Annual Rent per sq ft (2)	Mortgage Debt(7)	Major Tenants

Total Shopping Centers and Malls	13,909,000	96.0%	$16.85 (2)	$1,239,842

WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	79.1%	4.71	—	J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp.
Total Urban Edge Properties	14,851,000	95.0%	$16.21	$1,239,842
(1) Percent leased is expressed as a percent of total existing square feet (gross leasable area) subject to a lease.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excludes tenant reimbursements, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $19.39 per square foot.
(3) Property is included in a cross-collateralized securitization. The amount of mortgage debt secured by our properties at East Brunswick and East Hanover (200-240 Route 10 West) contains parcels that are separately identified in our 40 property cross-collateralized securitization.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95% at March 31, 2016.
(5) The tenant has ceased operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI as of March 31, 2016.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the three months ended March 31, 2016

2016 Property Acquisitions:

None

2016 Property Dispositions:

None

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2016
(in thousands, except square footage data)

PROPERTY	Project GLA(2)	Estimated Gross Cost(1)		Incurred as of 3/31/16	Balance to Complete (Gross Cost)	Target Stabilization Year(3)(6)	Project Description
ACTIVE PROJECTS:
Bruckner Boulevard	163,000	$38,400		$6,400	$32,000	2018	Renovation and retenanting
East Hanover warehouses	942,000	24,000		18,800	5,200	2017	Renovation and retenanting
Montehiedra Town Center	542,000	20,800		8,700	12,100	2017	Conversion to outlet/value hybrid mall
Garfield(4)	84,000	18,800		2,900	15,900	2018	Addition of Burlington Coat, Petsmart and 17,000± sf of shop space
North Plainfield(4)	47,500	8,900		600	8,300	2018	Addition of La-Z-Boy and 20,000± sf of shop space
Towson(4)	38,900	7,000		—	7,000	2018	Anchor recapture and releasing
Hackensack(4)	75,000	4,600		300	4,300	2018	Anchor retenanting (99 Ranch)
Walnut Creek	31,000	4,400		300	4,100	2017	Anthropologie replacing Barnes & Noble
Turnersville(4)	3,500	2,100		100	2,000	2018	Replacing vacant Friendly's with Verizon store
Glen Burnie(4)	9,000	1,300		100	1,200	2018	New restaurant pad for Bubba's 33
Walnut Creek (Mt. Diablo)(4)	7,000	600		—	600	2017	Z Gallerie replacing Anthropologie
Rockaway(4)	2,700	100		—	100	2017	Fast food pad (Popeyes)
Total	1,945,600	$131,000	(5)	$38,200	$92,800

COMPLETED PROJECTS PENDING TWELVE MONTH STABILIZATION:
Freeport(4)	155,000	100		100	—	2017	Home Depot expansion
East Hanover REI(4)	4,500	500		500	—	2017	Panera Bread opened 1Q16
Total	159,500	$600		$600	$—

(1) Project costs includes the allocation of internal costs such as labor, interest, and taxes. The total estimated gross cost includes $11.7 million of construction costs and expenses paid by Vornado prior to the spin-off.
(2) Project GLA is subject to change based upon build-to-suit and other tenant-driven requirements.
(3) Target Stabilization Year reflects the first full year in which the anchor(s) is paying rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property NOI pool, which is normally one year from rent commencement.
(4) Results from these properties are included in our same-property metrics.
(5) The estimated unleveraged yield for total active projects including those pending stabilization is approximately 13% as of March 31, 2016, based on the total estimated project costs and the incremental unleveraged NOI expected from leasing activities directly attributable to the total active projects. The incremental unleveraged NOI for active projects does not include NOI generated outside the project scope, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(6) Target stabilization years are estimated and are subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2016
(in thousands, except square footage data)

PROPERTY	Potential Investment(1)	Estimated Stabilization Year(1)(4)	Project Description
DEVELOPMENT AND REDEVELOPMENT PIPELINE:
Bergen Town Center	$120,000-$130,000	2020	Expansion
Bergen East	$13,000-$15,000	2018	Approved pads for 60,000± sf of retail
Kearny	$8,000-$9,000	2018	25,000± sf expansion and new pad
Montehiedra outparcel	$7,000-$8,000	2018	20,000± sf retail
East Hanover	$4,000-$5,000	2018	Anchor repositioning
Brick	$4,000-$5,000	2017	Anchor repositioning
Morris Plains	$3,000-$7,000	2018	Anchor repositioning
Marlton	$3,000-$4,000	2018	Pads for 5,000± sf of retail
West Babylon	$3,000-$4,000	2018	10,000± sf of shops on excess land
Huntington	$2,000-$3,000	2018	Conversion of 11,000± sf of basement space into street-front retail
Woodbridge	$2,000-$3,000	2019	Conversion to pads
Cherry Hill	$1,000-$2,000	2019	Approved pad for 5,000± sf of retail
Lawnside	$1,000-$2,000	2019	Pad for 6,000± sf of retail
Multiple Pad Projects(2)	$1,000-$2,000	2018	New pads
Rockaway	±$1,000	2018	Supermarket expansion
Total	$172,000-$200,000	(3)
(1) Estimated stabilization year and potential investment are estimated and are subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(2) Multiple pad projects include possible pad additions at the following properties: East Rutherford, Union, Totowa and Signal Hill.
(3) The estimated unleveraged yield for total pipeline projects is approximately 8% as of March 31, 2016, based on the total estimated project specific costs and the incremental unleveraged NOI expected from leasing activities directly attributable to the total pipeline projects. The incremental unleveraged NOI for pipeline projects does not include NOI generated outside the project scope, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(4) Estimated stabilization year reflects the first full year in which the anchor(s) is paying rent.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2016 and December 31, 2015
(in thousands)

	March 31, 2016	December 31, 2015
Fixed rate debt	$1,179,842	$1,182,265
Variable rate debt	60,000	60,000
Total debt	$1,239,842	$1,242,265

% Fixed rate debt	95.2%	95.2%
% Variable rate debt	4.8%	4.8%
Total	100%	100%

Secured mortgage debt	$1,239,842	$1,242,265
Unsecured debt	—	—
Total debt	$1,239,842	$1,242,265

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.5 years	5.8 years

Total market capitalization (see page 15)	$3,970,873

% Secured mortgage debt	31.2%
% Unsecured debt	—%
Total debt : Total market capitalization	31.2%

Weighted average interest rate on secured mortgage debt(1)	4.16%	4.15%
Weighted average interest rate on unsecured debt(2)	—%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(2) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus 1.15% based on our current leverage metrics as defined in the revolving credit agreement. The line matures in February 2019 and has two six-month extension options.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2016 (unaudited) and December 31, 2015
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	March 31, 2016	December 31, 2015	Percent of Debt at March 31, 2016
North Bergen	1/9/18	4.59%	$74,814	$75,000	6.0%
Englewood (3)	10/1/18	6.22%	11,537	11,537	0.9%
40 property securitization - Fixed(4)	9/10/20	4.34%	529,929	533,459	42.7%
40 property securitization - Variable (1)(4)	9/10/20	2.36%	60,000	60,000	4.8%
Montehiedra, Puerto Rico (senior loan)(2)(6)	7/6/21	5.33%	88,375	88,676	7.1%
Montehiedra, Puerto Rico (junior loan)(2)	7/6/21	3.00%	30,000	30,000	2.4%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	24.2%
Las Catalinas	8/6/24	4.43%	130,000	130,000	10.5%
Mt Kisco -Target(5)	11/15/34	6.40%	15,187	15,285	1.4%
Total mortgage debt		4.16%	$1,239,842	$1,243,957	100%
Unamortized debt issuance costs			(9,493)	(9,974)
Total mortgage debt, net			$1,230,349	$1,233,983

DEBT MATURITY SCHEDULE

Year	Scheduled Amortization	Balloon Payments	(Discount) Scheduled Amortization	Total	Weighted Average Interest rate at maturity	Percent of debt maturing
2016(7)	$12,352	$—	$(45)	$12,307	4.5%	1.0%
2017	16,845	—	(61)	16,784	4.4%	1.4%
2018	16,218	83,551	(61)	99,708	4.7%	8.0%
2019	17,381	—	(61)	17,320	4.4%	1.4%
2020	13,787	521,387	(61)	535,113	4.1%	43.2%
2021	2,801	118,375	(61)	121,115	4.7%	9.8%
2022	2,942	—	(61)	2,881	4.9%	0.2%
2023	3,091	300,000	(61)	303,030	3.6%	24.4%
2024	2,201	119,050	(61)	121,190	4.4%	9.8%
Thereafter	10,992	—	(598)	10,394	6.4%	0.8%
Total	$98,610	$1,142,363	$(1,131)	$1,239,842	4.2%	100%
	Unamortized debt issuance costs			(9,493)
	Mortgage debt, net			$1,230,349
(1) Subject to a LIBOR floor of 1.00%, currently bears interest at LIBOR plus 136 bps.
(2) On January 6, 2015, we completed a loan restructuring applicable to the $120.0 million, 6.04% mortgage loan secured by Montehiedra Town Center. The loan has been extended from July 2016 to July 2021 and separated into two tranches, a senior $90.0 million position with interest at 5.33% to be paid currently, and a junior $30.0 million position with interest accruing at 3.0%. As part of the planned redevelopment of the property, the Company is committed to fund $20.0 million for leasing and building capital expenditures of which $10.1 million has been funded as of March 31, 2016.
(3) On March 30, 2015, we notified the lender that the property’s operating cash flow will be insufficient to pay the debt service; accordingly, at our request, the mortgage loan was transferred to the special servicer. As of March 31, 2016 we remain in discussions with the special servicer to restructure the terms of the loan including the possibility that the lender will take possession of the property.
(4) See Property Status Report on page 21 for each property that comprises the 40 property securitization.
(5) The mortgage payable balance on the loan secured by Mt. Kisco -Target includes $1.1 million of unamortized debt discount as of March 31, 2016 and December 31, 2015, respectively. The effective interest rate including amortization of the debt discount is 7.25% as of March 31, 2016.
(6) The carrying value of the senior loan secured by Montehiedra was presented net of unamortized fees of $1.7 million as of December 31, 2015. The net unamortized fees of $1.7 million were revised to be presented with the unamortized debt issuance costs.
(7) Remainder of 2016.